Exhibit 99.2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — W.P. Stewart & Co., Ltd.

Special Meeting of Stockholders

DATE:	[ ]
TIME:	[ ]
PLACE:	Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MICHAEL MAQUET and SETH PEARLSTEIN jointly and severally, as proxies, with power of substitution, to vote at the Special Meeting of Stockholders (including appointments) of W.P. STEWART & CO., LTD. to be held on [       ], at [       ], at [       ] local time, with all powers the undersigned would possess if personally present, on the proposal to adopt the Agreement and Plan of Merger, dated as of August 15, 2013, by and among AllianceBernstein L.P., AllianceBernstein 2013 Merger Company, Inc. and W.P. Stewart & Co., Ltd., and approval of the merger contemplated thereby, a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the merger, and in accordance with their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.  The Proxies cannot vote your shares unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this proxy will be voted FOR proposals 1 and 2, and in the discretion of the proxy holder with respect to any other proposal that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

W.P. Stewart & Co., Ltd.

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  ☒

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.            Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.     Adopt the Agreement and Plan of Merger, dated as of August 15, 2013, by and among AllianceBernstein L.P., AllianceBernstein 2013 Merger Company, Inc., a wholly owned subsidiary of AllianceBernstein, and W.P. Stewart & Co., Ltd., and approve the merger contemplated by such merger agreement.

For ☐	Withhold ☐	Abstain ☐

2.     Adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the merger.

For ☐	Against ☐	Abstain ☐

NOTE: To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below	Meeting Attendance

		Mark the box to the right if you plan to attend the Special Meeting	☐

C.            Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below

Please sign exactly as name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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